UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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HIGHPOINT RESOURCES CORPORATION
(Name of the Registrant as Specified in its Charter)
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For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

HighPoint Resources to Move to Virtual-Only Annual Shareholder Meeting

DENVER - March 30, 2020 - HighPoint Resources Corporation ("we", "us", or the "Company") (NYSE: HPR) announced today a change in the format of its 2020 Annual Meeting of Shareholders ("Annual Meeting") from in-person to virtual-only. Due to the emerging public health impact of the coronavirus pandemic (COVID-19), and to support the health and well-being of the Company's shareholders, employees, and their families, the Company will hold its Annual Meeting in a virtual meeting format only. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 8:30 a.m. Mountain Time (10:30 a.m. ET).
As described in the Company's proxy materials previously distributed for the Annual Meeting, shareholders at the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. To be admitted to the Annual Meeting, you must register prior to Friday, April 24, 2020, 3:00 p.m. Mountain Time (5:00 p.m. ET) at www.proxydocs.com/HPR and enter the control number found on your proxy card, voting instruction form, or notice you previously received. You must also follow subsequent instructions you may receive by electronic mail thereafter.

ABOUT HIGHPOINT RESOURCES CORPORATION

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about the Company may be found on its website www.hpres.com.